Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2017 FOURTH QUARTER AND FULL YEAR RESULTS

DENVER, COLORADO, Thursday, February 1, 2018. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter and full year ended December 31, 2017.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “Our strong performance in the 2017 full year is evidenced not only by double-digit percentage increases for home sale revenues and net income, but also by the steps we took to strengthen our financial position, enhance shareholder value, and prepare for future growth.”

Mr. Mizel continued, “During the year, we added $150 million to our senior notes due January 2043, bringing the total amount outstanding to $500 million. In doing so, we pushed our average senior note maturity to almost 15 years, a strong advantage as interest rates start to rise. In addition, we expanded the capacity under our unsecured line of credit from $550 million to $700 million and extended its maturity to December 2022. We ended the year with liquidity of $1.25 billion, an increase of nearly 40% over the prior year, which provides us with additional resources to fund our future growth. Already, our plans for expansion are well underway, as shown by the nearly 10,400 lots we approved during 2017 for purchase, which was more than double our total in 2016.”

Mr. Mizel concluded, “We ended the year on a strong note, with fourth quarter net home orders surging 23% year-over-year. We believe the robust demand is not only the result of solid economic fundamentals, but also our focus on affordable product. At the center of our emphasis on affordability is our SeasonsTM collection, which accounted for 15% of our fourth quarter net orders. Because of our strong sales performance, our yearend backlog value is 16% higher than a year ago, setting the stage for growth in 2018. Given our positive outlook and strong financial position, we enhanced our industry-leading dividend program with an 8% stock dividend in the fourth quarter and a 20% increase in our cash dividend declared at the start of the 2018 first quarter, reflecting our confidence in the prospects for growth against the backdrop of solid industry conditions.”

Net income for the 2017 fourth quarter was $24.6 million, or $0.43 per diluted share, versus $40.4 million, or $0.72 per diluted share* for the 2016 fourth quarter. Net income for the 2017 full year was $141.8 million, or $2.48 per diluted share, versus $103.2 million, or $1.85 per diluted share*, for the 2016 full year. Net income and diluted earnings per share for the fourth quarter and year ended December 31, 2017 were impacted by the following tax-related items:

●

The enactment of the Tax Cuts and Jobs Act in December 2017, which required a remeasurement of the Company's deferred tax assets, resulted in a charge of $10.0 million for both the 2017 fourth quarter and full year.

●

The Company's January 1, 2017 adoption of Accounting Standard Update 2016-09, which resulted in the Company recognizing an income tax charge of $2.8 million related to tax deficiencies from stock option expirations for both the 2017 fourth quarter and full year.

●

The Company realized income tax benefits of $3.5 million for the 2017 fourth quarter and $7.2 million for the 2017 full year from the release of a portion of its deferred tax asset valuation allowance relating to the sale and valuation of certain assets.

Additional 2017 Fourth Quarter Highlights and Comparisons to 2016 Fourth Quarter

●	Home sale revenues of $702.6 million versus $715.8 million
o	Home deliveries of 1,556 versus 1,582
o	Approximately 35 home deliveries delayed to later periods due to Weyerhaeuser joist issue (net of Weyerhaeuser closings originally scheduled for the third quarter that closed in the fourth quarter)
●	Gross margin from home sales percentage up 120 basis points to 17.3% from 16.1%
o	Impairments of $0.6 million vs. $3.9 million
●	Selling, general and administrative expenses as a percentage of home sale revenues (“SG&A rate”) of 11.6% versus 9.5%
o	Includes $5.4 million of infrequent charges to general and administrative expenses for accrual adjustments and tax planning strategies
●	Financial services segment income of $11.5 million versus $11.4 million
●	Dollar value of net new orders of $574.3 million, up 23% from $465.9 million
o	Absorption rate increased by 31%
●	Lot purchase approvals up 64% to 2,566 lots in 38 communities

Additional 2017 Full Year Highlights and Comparisons to 2016 Full Year

●	Home sale revenues up 11% to $2.50 billion from $2.26 billion
o	Home deliveries of 5,541 increased from 5,054
o	Approximately 120 home deliveries delayed to 2018 due to Weyerhaeuser joist issue
●	Gross margin from home sales percentage up 50 basis points from 16.1% to 16.6%
●	Selling, general and administrative expenses as a percentage of home sale revenues (“SG&A rate”) of 11.5% versus 11.1%
●	Realized gains from the sale of investments of $54.0 million versus $1.1 million
●	Financial services segment income of $43.8 million versus $36.4 million
●	Dollar value of net new orders of $2.70 billion, up 6%
●	Lot purchase approvals up more than 100% to 10,382 lots in 144 communities
●	Pretax return on equity improved 510 basis points to 16.9%

2018 Outlook – Selected Information

●	Backlog dollar value at 12/31/2017 up 16% year-over-year to $1.60 billion
o	Gross margin from home sales percentage in backlog at 12/31/2017 exceeds 2017 fourth quarter closing gross profit margin of 17.3%
o	Backlog conversion ratio (home deliveries divided by beginning backlog) for Q1 2018 estimated to be in the 38% to 40% range
●	Active subdivision count at 12/31/2017 of 151, down 8% year-over-year
o	Targeting a 10% year-over-year increase in active subdivision count from 151 at 12/31/2017 to at least 166 at 12/31/2018
●	Lots controlled of 19,312 at 12/31/2017, up 32% year-over-year
●	Quarterly dividend of $0.30 ($1.20 annualized) declared in January 2018, up 20% sequentially
●	Preliminary estimate for full year 2018 effective tax rate of 25% to 27%, excluding impact of any potential discrete items

*All per share amounts have been adjusted for the 8% stock dividend declared and paid in the 2017 fourth quarter.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 195,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2017, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Kevin McCarty
Vice President of Finance and Corporate Controller
1-866-424-3395 / 720-977-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)		(Unaudited)
Homebuilding:
Home sale revenues	$702,649	$715,816	$2,498,695	$2,257,153
Land sale revenues	1,609	770	4,547	5,700
Total home and land sale revenues	704,258	716,586	2,503,242	2,262,853
Home cost of sales	(580,667)	(597,018)	(2,073,833)	(1,884,391)
Land cost of sales	(1,768)	(669)	(4,440)	(4,866)
Inventory impairments	(620)	(3,873)	(10,010)	(10,173)
Total cost of sales	(583,055)	(601,560)	(2,088,283)	(1,899,430)
Gross margin	121,203	115,026	414,959	363,423
Selling, general and administrative expenses	(81,379)	(67,919)	(287,488)	(250,540)
Interest and other income	1,614	1,586	7,714	6,033
Net realized gains from the sales of marketable securities	-	68	17,775	979
Realized gain from the sale of metropolitan district bond securities (related party)	-	-	35,847	-
Other expense	(1,182)	(984)	(2,817)	(3,447)
Other-than-temporary impairment of marketable securities	-	(136)	(51)	(1,070)
Homebuilding pretax income	40,256	47,641	185,939	115,378

Financial Services:
Revenues	19,856	19,743	74,372	63,991
Expenses	(9,287)	(9,181)	(34,534)	(30,920)
Interest and other income	1,048	1,057	4,190	3,705
Other-than-temporary impairment of marketable securities	(75)	(262)	(235)	(373)
Financial services pretax income	11,542	11,357	43,793	36,403

Income before income taxes	51,798	58,998	229,732	151,781
Provision for income taxes	(27,246)	(18,622)	(87,897)	(48,570)
Net income	$24,552	$40,376	$141,835	$103,211

Other comprehensive income (loss) related to available for sale securities, net of tax	1,166	2,485	(18,079)	6,356
Comprehensive income	$25,718	$42,861	$123,756	$109,567

Earnings per share
Basic	$0.44	$0.73	$2.54	$1.86
Diluted	$0.43	$0.72	$2.48	$1.85

Weighted average common shares outstanding
Basic	55,802,550	55,398,412	55,663,908	55,389,898
Diluted	57,235,959	55,594,874	56,901,461	55,562,920

Dividends declared per share	$0.23	$0.22	$0.93	$0.88

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2017	2016
	(Dollars in thousands, except
	per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$472,957	$259,087
Marketable securities	49,634	59,770
Restricted cash	8,812	3,778
Trade and other receivables	53,362	42,492
Inventories:
Housing completed or under construction	936,685	874,199
Land and land under development	893,051	884,615
Total inventories	1,829,736	1,758,814
Property and equipment, net	26,439	28,041
Deferred tax assets, net	41,480	74,888
Metropolitan district bond securities (related party)	-	30,162
Prepaid and other assets	75,666	60,463
Total homebuilding assets	2,558,086	2,317,495
Financial Services:
Cash and cash equivalents	32,471	23,822
Marketable securities	42,004	36,436
Mortgage loans held-for-sale, net	138,114	138,774
Other assets	9,617	12,062
Total financial services assets	222,206	211,094
Total Assets	$2,780,292	$2,528,589
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$39,655	$42,088
Accrued liabilities	166,312	144,566
Revolving credit facility	15,000	15,000
Senior notes, net	986,597	841,646
Total homebuilding liabilities	1,207,564	1,043,300
Financial Services:
Accounts payable and accrued liabilities	53,101	50,734
Mortgage repurchase facility	112,340	114,485
Total financial services liabilities	165,441	165,219
Total Liabilities	1,373,005	1,208,519
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 56,123,228 and 51,485,090 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	561	515
Additional paid-in-capital	1,144,570	983,532
Retained earnings	258,164	313,952
Accumulated other comprehensive income	3,992	22,071
Total Stockholders' Equity	1,407,287	1,320,070
Total Liabilities and Stockholders' Equity	$2,780,292	$2,528,589

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Dollars in thousands)
	(Unaudited)		(Unaudited)
Operating Activities:
Net income	$24,552	$40,376	$141,835	$103,211
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,757	841	5,857	7,477
Depreciation and amortization	1,116	1,430	5,321	5,132
Inventory impairments	620	3,873	10,010	10,173
Other-than-temporary impairment of marketable securities	75	398	286	1,443
Net realized loss (gain) on sale of marketable securities	-	(163)	(18,122)	(1,074)
Gain on sale of metropolitan district bond securities (related party)	-	-	(35,847)	-
Deferred income tax expense	21,992	4,788	44,787	16,145
Net changes in assets and liabilities:
Restricted cash	(89)	843	(5,034)	(28)
Trade and other receivables	(13,882)	1,255	(13,763)	(20,424)
Mortgage loans held-for-sale	(48,310)	(20,785)	660	(23,104)
Housing completed or under construction	32,449	101,214	(69,548)	(128,525)
Land and land under development	(30,055)	(16,509)	(10,169)	124,622
Prepaid expenses and other assets	(1,892)	3,537	(13,121)	(1,036)
Accounts payable and accrued liabilities	6,975	3,722	22,320	21,905
Net cash provided by (used in) operating activities	(3,692)	124,820	65,472	115,917

Investing Activities:
Purchases of marketable securities	(49,635)	(19,778)	(67,239)	(48,050)
Sales of marketable securities	-	4,863	83,315	61,736
Proceeds from sale of metropolitan district bond securities (related party)	-	-	44,253	-
Purchases of property and equipment	(622)	(603)	(2,539)	(4,468)
Net cash provided by (used in) investing activities	(50,257)	(15,518)	57,790	9,218

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	47,237	22,474	(2,145)	25,874
Proceeds from issuance of senior notes	146,463	-	146,463	-
Dividend payments	(13,104)	(12,325)	(51,897)	(49,088)
Payments of deferred financing costs	(35)	-	(2,665)	-
Proceeds from exercise of stock options	998	-	9,501	-
Net cash provided by (used in) financing activities	181,559	10,149	99,257	(23,214)

Net increase in cash and cash equivalents	127,610	119,451	222,519	101,921
Cash and cash equivalents:
Beginning of period	377,818	163,458	282,909	180,988
End of period	$505,428	$282,909	$505,428	$282,909

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended December 31,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	235	$76,785	$326.7	207	$62,159	$300.3	14%	24%	9%
California	227	136,485	601.3	295	176,818	599.4	(23)%	(23)%	0%
Nevada	228	79,608	349.2	251	88,580	352.9	(9)%	(10)%	(1)%
Washington	120	63,550	529.6	111	54,963	495.2	8%	16%	7%
West	810	356,428	440.0	864	382,520	442.7	(6)%	(7)%	(1)%
Colorado	407	199,530	490.2	424	207,774	490.0	(4)%	(4)%	0%
Utah	94	40,494	430.8	74	27,441	370.8	27%	48%	16%
Mountain	501	240,024	479.1	498	235,215	472.3	1%	2%	1%
Maryland	50	23,983	479.7	65	29,337	451.3	(23)%	(18)%	6%
Virginia	66	33,258	503.9	69	36,822	533.7	(4)%	(10)%	(6)%
Florida	129	48,956	379.5	86	31,922	371.2	50%	53%	2%
East	245	106,197	433.5	220	98,081	445.8	11%	8%	(3)%
Total	1,556	$702,649	$451.6	1,582	$715,816	$452.5	(2)%	(2)%	(0)%

	Year Ended December 31,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	821	$260,043	$316.7	789	$232,511	$294.7	4%	12%	7%
California	889	540,459	607.9	807	495,934	614.5	10%	9%	(1)%
Nevada	870	302,911	348.2	683	238,441	349.1	27%	27%	(0)%
Washington	410	212,656	518.7	345	161,628	468.5	19%	32%	11%
West	2,990	1,316,069	440.2	2,624	1,128,514	430.1	14%	17%	2%
Colorado	1,471	709,741	482.5	1,369	671,308	490.4	7%	6%	(2)%
Utah	220	91,903	417.7	219	80,679	368.4	0%	14%	13%
Mountain	1,691	801,644	474.1	1,588	751,987	473.5	6%	7%	0%
Maryland	190	89,853	472.9	243	114,079	469.5	(22)%	(21)%	1%
Virginia	237	125,690	530.3	262	135,394	516.8	(10)%	(7)%	3%
Florida	433	165,439	382.1	337	127,179	377.4	28%	30%	1%
East	860	380,982	443.0	842	376,652	447.3	2%	1%	(1)%
Total	5,541	$2,498,695	$450.9	5,054	$2,257,153	$446.6	10%	11%	1%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended December 31,
	2017				2016				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	187	$59,958	$320.6	2.35	106	$31,380	$296.0	1.23	76%	91%	8%	91%
California	230	141,477	615.1	3.52	149	98,158	658.8	2.42	54%	44%	(7)%	45%
Nevada	171	64,138	375.1	2.92	161	56,618	351.7	2.50	6%	13%	7%	17%
Washington	63	34,165	542.3	3.11	78	39,911	511.7	1.86	(19)%	(14)%	6%	67%
West	651	299,738	460.4	2.91	494	226,067	457.6	1.94	32%	33%	1%	50%
Colorado	381	189,238	496.7	2.63	284	136,139	479.4	2.89	34%	39%	4%	(9)%
Utah	32	15,468	483.4	1.52	37	15,524	419.6	1.37	(14)%	(0)%	15%	11%
Mountain	413	204,706	495.7	2.49	321	151,663	472.5	2.56	29%	35%	5%	(3)%
Maryland	28	12,178	434.9	2.20	37	16,971	458.7	1.17	(24)%	(28)%	(5)%	88%
Virginia	47	23,366	497.1	3.30	62	32,347	521.7	2.76	(24)%	(28)%	(5)%	20%
Florida	113	34,273	303.3	2.69	104	38,888	373.9	1.98	9%	(12)%	(19)%	36%
East	188	69,817	371.4	2.72	203	88,206	434.5	1.91	(7)%	(21)%	(15)%	42%
Total	1,252	$574,261	$458.7	2.73	1,018	$465,936	$457.7	2.09	23%	23%	0%	31%

	Year Ended December 31,
	2017				2016				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	825	$273,047	$331.0	2.66	790	$241,584	$305.8	2.21	4%	13%	8%	20%
California	957	611,067	638.5	4.05	946	577,840	610.8	3.88	1%	6%	5%	4%
Nevada	917	331,827	361.9	3.85	795	278,369	350.1	3.09	15%	19%	3%	25%
Washington	395	219,533	555.8	3.66	403	198,442	492.4	2.57	(2)%	11%	13%	42%
West	3,094	1,435,474	464.0	3.47	2,934	1,296,235	441.8	2.89	5%	11%	5%	20%
Colorado	1,673	826,488	494.0	3.20	1,511	727,192	481.3	3.69	11%	14%	3%	(13)%
Utah	203	93,387	460.0	2.20	215	83,343	387.6	2.18	(6)%	12%	19%	1%
Mountain	1,876	919,875	490.3	3.05	1,726	810,535	469.6	3.39	9%	13%	4%	(10)%
Maryland	150	66,994	446.6	1.73	245	114,250	466.3	1.73	(39)%	(41)%	(4)%	0%
Virginia	218	112,647	516.7	3.47	272	142,073	522.3	2.75	(20)%	(21)%	(1)%	26%
Florida	478	163,507	342.1	2.30	429	173,266	403.9	2.14	11%	(6)%	(15)%	7%
East	846	343,148	405.6	2.37	946	429,589	454.1	2.15	(11)%	(20)%	(11)%	10%
Total	5,816	$2,698,497	$464.0	3.12	5,606	$2,536,359	$452.4	2.85	4%	6%	3%	9%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Year Ended
	December 31,		%	December 31,		%	December 31,		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Arizona	26	28	(7)%	27	29	(7)%	26	30	(13)%
California	22	20	10%	22	21	5%	20	20	0%
Nevada	19	21	(10)%	19	21	(10)%	20	21	(5)%
Washington	6	14	(57)%	7	14	(50)%	9	13	(31)%
West	73	83	(12)%	75	85	(12)%	75	84	(11)%
Colorado	49	38	29%	48	33	45%	44	34	29%
Utah	7	9	(22)%	7	9	(22)%	8	8	0%
Mountain	56	47	19%	55	42	31%	52	42	24%
Maryland	3	10	(70)%	3	10	(70)%	7	12	(42)%
Virginia	5	7	(29)%	5	8	(38)%	5	8	(38)%
Florida	14	17	(18)%	14	18	(22)%	17	17	0%
East	22	34	(35)%	22	36	(39)%	29	37	(22)%
Total	151	164	(8)%	152	163	(7)%	156	163	(4)%

Backlog

	At December 31,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	326	$119,601	$366.9	322	$104,899	$325.8	1%	14%	13%
California	549	387,339	705.5	481	314,305	653.4	14%	23%	8%
Nevada	354	138,174	390.3	307	108,720	354.1	15%	27%	10%
Washington	222	129,068	581.4	237	120,305	507.6	(6)%	7%	15%
West	1,451	774,182	533.6	1,347	648,229	481.2	8%	19%	11%
Colorado	1,166	594,384	509.8	964	466,565	484.0	21%	27%	5%
Utah	87	43,611	501.3	104	41,689	400.9	(16)%	5%	25%
Mountain	1,253	637,995	509.2	1,068	508,254	475.9	17%	26%	7%
Maryland	52	22,647	435.5	92	45,160	490.9	(43)%	(50)%	(11)%
Virginia	92	48,972	532.3	111	60,701	546.9	(17)%	(19)%	(3)%
Florida	311	118,696	381.7	266	119,305	448.5	17%	(1)%	(15)%
East	455	190,315	418.3	469	225,166	480.1	(3)%	(15)%	(13)%
Total	3,159	$1,602,492	$507.3	2,884	$1,381,649	$479.1	10%	16%	6%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	December 31,
	2017	2016	% Change
Unsold:
Completed	95	115	(17)%
Under construction	215	279	(23)%
Total unsold started homes	310	394	(21)%
Sold homes under construction or completed	2,345	2,186	7%
Model homes under construction or completed	338	302	12%
Total homes completed or under construction	2,993	2,882	4%

Lots Owned and Optioned (including homes completed or under construction)

	December 31, 2017			December 31, 2016
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,003	700	2,703	1,521	287	1,808	50%
California	1,785	678	2,463	1,702	298	2,000	23%
Nevada	2,284	561	2,845	1,934	65	1,999	42%
Washington	535	162	697	862	-	862	(19)%
West	6,607	2,101	8,708	6,019	650	6,669	31%
Colorado	4,496	2,736	7,232	3,982	1,683	5,665	28%
Utah	409	194	603	306	30	336	79%
Mountain	4,905	2,930	7,835	4,288	1,713	6,001	31%
Maryland	88	79	167	221	62	283	(41)%
Virginia	220	45	265	367	19	386	(31)%
Florida	1,178	1,159	2,337	910	421	1,331	76%
East	1,486	1,283	2,769	1,498	502	2,000	38%
Total	12,998	6,314	19,312	11,805	2,865	14,670	32%

M.D.C. HOLDINGS, INC.

Other Financial Data

Selling, General and Administrative Expenses

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
	(Dollars in thousands)
General and administrative expenses	$39,843	$27,438	$12,405	$137,674	$118,076	$19,598
General and administrative expenses as a percentage of home sale revenues	5.7%	3.8%	190 bps	5.5%	5.2%	30 bps

Marketing expenses	$17,843	$17,050	$793	$66,388	$58,778	$7,610
Marketing expenses as a percentage of home sale revenues	2.5%	2.4%	10 bps	2.7%	2.6%	10 bps

Commissions expenses	$23,693	$23,431	$262	$83,426	$73,686	$9,740
Commissions expenses as a percentage of home sale revenues	3.4%	3.3%	10 bps	3.3%	3.3%	0 bps

Total selling, general and administrative expenses	$81,379	$67,919	$13,460	$287,488	$250,540	$36,948
Total selling, general and administrative expenses as a percentage of home sale revenues (SG&A Rate)	11.6%	9.5%	210 bps	11.5%	11.1%	40 bps

Capitalized Interest

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Dollars in thousands)
Homebuilding interest incurred	$15,576	$13,170	$55,170	$52,681
Less: Interest capitalized	(15,576)	(13,170)	(55,170)	(52,681)
Homebuilding interest expensed	$-	$-	$-	$-

Interest capitalized, beginning of period	$60,216	$74,415	$68,085	$77,541
Plus: Interest capitalized during period	15,576	13,170	55,170	52,681
Less: Previously capitalized interest included in home and land cost of sales	(18,251)	(19,500)	(65,714)	(62,137)
Interest capitalized, end of period	$57,541	$68,085	$57,541	$68,085